                                                                   EXHIBIT 10.37

                               SUBLEASE AGREEMENT

     THIS SUBLEASE AGREEMENT ("Agreement") made and entered into as of this _____ day of ___________ , 1996, by and between TRANSCONTINENTAL GAS PIPE LINE COMPANY, a _________ corporation ("Sublessor"), and WILLIAMS TELECOMMUNICATIONS SYSTEMS, INC. a Delaware corporation ("Sublessee");

                             W I T N E S S E T H:

     WHEREAS, by Lease dated as of the 5th day of October, 1981 (the "Lease"), Sublessor leased from Post Oak Alabama Partnership, a Texas general partnership, as Landlord, certain premises (the "Premises") comprising a portion of that certain high rise office building known as Transco Tower Building, Houston, Texas; and

     WHEREAS, Sublessor desires to sublease a portion of said Premises to Sublessee; and

     WHEREAS, Sublessee desires to sublease a portion of said Premises from Sublessor;

     WHEREAS, Sublessor and Sublessee are Affiliates as that term is defined in the Lease in that Sublessee is under common control with Sublessor.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto do hereby agree as follows:

     1. Premises. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor the total of 127,439 square feet of Net Rentable Area of the Building as shown on Exhibit "A" attached hereto and made a part hereof (collectively the "Subleased Premises"). The Subleased Premises will also include any expansion space leased by Sublessee if and when the Sublessee exercises its expansion option as set forth in Section 6 hereof.

     2. Term. Unless earlier terminated as hereinafter provided, this Agreement shall become effective as of the dates first written above and unless sooner terminated in accordance with the Lease terms, this Agreement shall expire on March 29, 2004.

     3. Rent. For and during the term of this Agreement and while Sublessee and Sublessor are Affiliates as that term is defined in the Lease, Sublessee shall pay to Sublessor a rental rate or amount (the "Rental" or "Rent") which shall include a Base Rent component, and an Additional Rent component. Sublessee shall pay to Sublessor as Base Rent for the Subleased Premises a Rental of $9.50 per square foot of Net Rentable Area for an annual total of $1,210,670.00 or $100,899.00 monthly payable in advance on the 1st day of each month of the term hereof, which Sublessee agrees to pay in lawful money of the United States to Sublessor at the Premises, or at such other place designated in writing by

Sublessor, without any setoff or deduction. Included in this Base Rent is a tenant improvement allowance equal to $10.00 per square foot of Net Rentable Area. Notwithstanding, Sublessee shall not be required to pay Base Rent for 12,000 square feet of Net Rentable Area for the first five years of this sublease term. The monthly abatement will be $9,500.00 for a total abatement of $570,000 during such time.

     4. Additional Rent. Sublessee further agrees to pay, as "Additional Rent", Sublessor's pro rata share of operating expense and tax expense and any other additional rentals or pass-throughs above the 1995 actual expenses, estimates or actuals, owing with respect to and attributable to the Subleased Premises under the terms and conditions of the Lease.

     5. Amortization of Leasehold Expenses. Sublessee shall have the right to amortize additions and Sublessee improvements on a dollar for dollar basis over the remaining term of the Lease. Such allowance will be limited to actual costs incurred with the construction of the premises and shall not include Sublessee's cost associated with furniture, telecommunications equipment and trade fixtures. The amortization of these costs will be included as Additional Rent. Further, in the event that Sublessee in [sic] sold or acquired by another corporation or business entity so that it is no longer an Affiliate of Sublessor, these amounts will not constitute Rental but rather they will be deemed to be a payback of unamortized improvements.

     6. Expansion Option. Should Sublessee desire to expand the Net Rentable Area subleased hereunder, Sublessee shall notify Sublessor in writing of its request for expansion. Sublessor will approve such expansion provided that additional space is available to Sublessor, may be subleased under the Lease and Sublessee agrees to pay for such expansion space a Base Rent of $9.50 plus its then current Additional Rent for the Subleased Premises. However if Sublessor has a bona fide third party offer for the expansion space requested, Sublessee agrees to meet that offer or release such space.

     7. Services. As it relates to services provided by the Landlord, it is understood and agreed that Sublessor will not directly provide any services to Sublessee, but rather that Sublessor will make available to Sublessee on the same basis as to Sublessor all services provided by Landlord to Sublessor. Sublessee may communicate with Landlord for the provision of such services.

     Sublessee shall also have the use of Sublessor's cafeteria, executive dining rooms, lounges, fitness center, and meeting rooms located on floor 5 of the Building, together with the 200 seat auditorium located on floor 2. Use of these facilities will be provided on an "as available" basis at no cost to Sublessee except for Sublessee's variable cost so long as such additional facilities are under the control of Sublessor.

     8.   Shared Services.    It is anticipated as part of this Agreement that
the parties will enter into a separate Shared Services Agreement to set forth their understanding of services to be provided by Sublessor to Sublessee as to the Security system, Print/Copy center, Mail Room/Distribution, and UPS and Redundant HVAC System.

     9. Parking. Sublessor agrees to furnish Sublessee ten (10) executive or reserved Parking Spaces located in the TGPL Parking Area of the Garage and unreserved parking spaces as available for Sublessee's employees for the parking of automobiles in the Garage pursuant to the terms of the Lease at no charge to Sublessee's employees. Parking space will be provided to Sublessee's employees at no charge for as long as Sublessor provides parking at no charge to its own employees.

     10.  Compliance With Lease.   A conformed copy of the Lease and any
amendments thereto are attached hereto as Exhibit "B" and Sublessee agrees to comply with the terms thereof the same as if it were the "Tenant" thereunder, insofar as the terms of the Lease are not inconsistent herewith. Terms used herein which are defined in the Lease, unless otherwise defined herein or unless the context otherwise requires, shall have the same meaning and such terms are incorporated herein by reference.

     11. Repairs. To the extent that the same are not the responsibility of the Landlord, repairs are to be made at the Sublessee's expense. Sublessee agrees to keep the Subleased Premises in good repair, ordinary wear and tear excepted, and, at the expiration of the term, to remove its goods and effects and peaceably yield up the Subleased Premises to the Sublessor in as good condition as when delivered to the Sublessee, ordinary wear and tear, damage by fire, the elements, act of the public enemy, or casualty excepted. All notices to quit or vacate are hereby expressly waived, any law, usage or custom to the contrary notwithstanding.

     12. Improvements. Except for the initial improvements for the Subleased Premises which are detailed in the Build-Out Plan attached as Exhibit C, and non-structural, non-mechanical day-to-day improvements such as moving work stations and subject to the terms of the Lease, no alteration, addition or improvement to the Subleased Premises shall be made by the Sublessee without the written consent of Sublessor and Landlord. Sublessor will make reasonable efforts to assist and cooperate with Sublessee in its efforts to obtain Landlord's consent. Except for trade fixtures, alterations, additions or improvements related to the Sublessee's Technical Assistance Center which may be removed at Sublessee's sole cost and expense, any alteration, addition or improvement made by the Sublessee after such consent shall have been given, and any fixtures installed as part thereof, shall, at the Sublessor's option, become the property of the Sublessor upon the expiration or other sooner termination of this Agreement; provided, however, that the Sublessor shall have the right to require the Sublessee to remove such fixtures, at the Sublessee's Cost, upon such termination of this Agreement. Notwithstanding the above, if Landlord does not require the removal of such fixtures, Sublessor will not require the removal of such fixtures.

    13. Sale of Sublessee. It is understood and agreed that if fifty percent or more of Sublessee is sold to or acquired by another corporation or business entity so that it is no longer an Affiliate of Sublessor, Sublessee agrees to comply with the Lease including full payment of Rental, Additional Rent, expenses and any other amounts due as required by the Lease as if Sublessee were "Tenant" under the Lease for that portion of said premises subleased to Sublessee.

    14. Sublessee Indemnity. The Sublessor shall not be responsible for any defect or change of condition in said Subleased Premises, nor for any damage thereto, nor to any person, nor to goods or things contained therein due to any cause whatsoever, and the Sublessee will defend, indemnify and hold harmless the Sublessor from any claims, demands and actions arising in connection with Sublessee's use of or activities in connection with the Subleased Premises, or the use by any person occupying said Subleased Premises during the term hereof, or by reason of any breach or non-performance of any covenant herein, or the violation of any law or regulation by the Sublessee.

    15. Sublessor Indemnity. Sublessor will defend, indemnify and hold harmless the Sublessee from any claims, demands and actions arising in connection with Sublessor's use of, or arising out of any activities by Sublessor in the Subleased Premises, or by reason of any breach or nonperformance by Sublessor of any covenant herein, or the violation of any law or regulation by the Sublessor.

    16. Entire Agreement. This Agreement, together with any Exhibits attached hereto and made a part hereof, contain and embody the entire agreement of the parties hereto and no representations, inducements or other agreements, or otherwise between the parties not contained and embodied in said Agreement and exhibits, shall be of any force and effect, and the same may not be modified, changed Or terminated in whole or in part in any manner other than by an agreement in writing duly signed by all parties hereto. Sublessor will use its best efforts to cause the Landlord under the Lease to perform its obligations under the Lease. Where Sublessor is obligated to perform under the Lease as Tenant, Sublessee under this Agreement shall so perform. Additionally, Sublessee shall be bound to comply with all terms of the Lease which Sublessor is obligated to comply with as Tenant under the Lease. Sublessee acknowledges that it has no right or interest greater than that possessed by Sublessor as Tenant under the Lease.

    17. Default and Assignment. The parties hereto agree that any event of default by Sublessee under the Lease shall be an event of default hereunder entitling Sublessor to terminate this Agreement. Sublessee covenants and agrees that it will not assign this Agreement or any interest in it or sublet the premises or any part of them or allow any person to occupy or use the premises without the written consent of the Sublessor, and the written consent of the Landlord. No assignment or subletting shall relieve Sublessee from its duty to perform fully all of the covenants and conditions set forth in this Agreement.

     18. Insurance. Sublessee hereby agrees, at its sole cost and expense, during the term of this Agreement to maintain in full force and effect insurance coverages in form and substance as required of Tenant pursuant to the terms and conditions contained in the Lease. A satisfactory certificate(s) of insurance shall be delivered to Sublessor and Landlord.

     19. Headings. The headings in this Agreement are for reference only and do not expand or limit the terms agreed to by the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and sealed by their respective representatives, thereunto duly authorized, as of the day and year first above written.


                                     "SUBLESSOR"

                                     TRANSCONTINENTAL GAS PIPE LINE CORPORATION

                                     A ____________________________ Corporation

ATTEST:

                                         By: /s/ CUBA WADDLINGTON, JR.
---------------------------------           -----------------------------------

_______________________ Secretary        Senior Vice President and General
                                           Manager

                                         "SUBLESSEE"

                                         WILLIAMS TELECOMMUNICATIONS SYSTEMS,
                                           INC.
                                         A Delaware Corporation
ATTEST:

                                         By: [ILLEGIBLE]
_________________________________        ______________________________________

_______________________ Secretary        President

STATE OF _______________   )
                           ) ss.
County of ______________   )

     Before me a Notary Public in and for said County and State, on this _____ day of _____________, 199__, personally appeared ____________________, to me known to be the identical person who subscribed the name of TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a _____________ corporation, thereof to the foregoing instrument as its ______ President, and acknowledged to me that he/she executed the same as his/her free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                        ____________________________
                                          Notary Public

My Commission expires:

_____________________






STATE OF _______________   )
                           ) ss.
County of ______________   )

     Before me a Notary Public in and for said County and State, on this _____ day of _____________, 199__, personally appeared ____________________, to me known to be the identical person who subscribed the name of WILLIAMS TELECOMMUNICATIONS SYSTEMS, INC., a Delaware corporation, thereof to the foregoing instrument as its ______ President, and acknowledged to me that he/she executed the same as his/her free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                        ____________________________
                                          Notary Public

My Commission expires:

_____________________

                                  "EXHIBIT A"

                                    PREMISES


                    24th Floor                    21,849 N.R.A.
                    25th Floor                    22,784 N.R.A.
                    26th Floor                    22,682 N.R.A.
                    27th Floor                    22,682 N.R.A.
                    2nd Floor                      9,148 N.R.A.
                    3rd Floor                     28,293 N.R.A.

                        TOTAL                    127,439 N.R.A.

                      FIRST AMENDMENT TO SUBLEASE AGREEMENT

    THIS FIRST AMENDMENT TO SUBLEASE AGREEMENT (this "First Amendment") is made effective this 1st day of March, 1998 (the "Effective Date"), by and between TRANSCONTINENTAL GAS PIPE LINE CORPORATION, a Delaware corporation ("Landlord") and WILLIAMS COMMUNICATIONS SOLUTIONS, LLC., a Delaware limited liability company (formerly WILLIAMS TELECOMMUNICATIONS SYSTEMS, INC., a Delaware corporation), ("Tenant").

                             W I T N E S S E T H:

    WHEREAS, Post Oak/Alabama Partnership, as landlord ("Post Oak" and Landlord, as Tenant, entered into that certain Lease Agreement dated August 5, 1981 (as amended the "Prime Lease"), whereby Landlord leased certain space in the Building (as defined in the Prime Lease) from Post Oak, all as more particularly described in the Prime Lease; and

    WHEREAS, Landlord and Tenant entered into that certain Sublease Agreement (the "Sublease") whereby Landlord subleased to Tenant approximately 127,439 square feet of Net Rentable Area in the Building, as more fully described in the Sublease;

    WHEREAS, Tenant has leased an additional 3,645 square feet of Net Rentable Area located on Level 22 and Landlord and Tenant desire to amend the Sublease effective as of June 1, 1997 to reflect an increase in (i) the Demised Premises, and (ii) the Annual Basic Rent and Monthly Base Rent; and

    WHEREAS, Tenant has leased an additional 22,682 square feet of Net Rentable Area located on Level 28 and Landlord and Tenant desire to amend the Sublease effective as of September 1, 1997 to reflect an increase in (i) the Demised Premises, and (ii) the Annual Basic Rent and Monthly Base Rent;

    WHEREAS, Tenant has requested to lease an additional 22,658 square feet of Net Rentable Area located on Level 29 and Landlord and Tenant desire to amend the Sublease effective as of March 1, 1998 to reflect an increase in (i) the Demised Premises, and (ii) the Annual Rent and Monthly Base Rent; and

    WHEREAS, Tenant has requested to lease an additional 22,298 square feet of Net Rentable Area located on Level 31 and Landlord and Tenant desire to amend the Sublease effective March 1, 1998 to reflect an increase in (i) the Demised Premises, and (ii) the Annual Basic Rent and Monthly Base Rent;

    NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. The above recitals are incorporated herein by reference.

    2. As defined in Paragraph 1 of the Sublease, the Demised Premises shall increase from 127,439 square feet of Net Rentable Area to (a) 131,084 square feet of Net Rentable Area as of June 1, 1997 (Level 22), (b) 153,766 square Feet of Net Rentable Area as of September 1, 1997 (addition of Level 28), (c) 176,424 square feet of Net Rentable Area as of March 1, 1998 (addition of Level 29 space), and (d) 198,722 square feet of Net Rentable Area as of March 1, 1998 (addition of Level 31 space).

    3. As defined in Paragraph 3 of the Sublease, Sublessee agrees to pay Rent as follows:

    (a) 127,439 square feet of Net Rentable Area @ $9.50 per square foot less an abatement for 12,000 square feet of Net Rentable Area @ $9.50 per square foot which equals an annual Rent of $1,096,670.5 or $91,389.21 per month. This Rent shall continue for the first five (5) lease years.

    (b) Effective June 1, 1997, for an additional 3,645 square feet of Net Rentable Area located on Level 22 @ $15.00 per square foot which equals an additional annual Rent of $54,675 or $4,556.25 per month.

    (c) Effective September 1, 1997, for an additional 22,682 square feet of net Rentable Area located on Level 28 @ $9.50 per square foot which equals an additional annual Rent of $215,479 or $17,956.58 per month.

    (d) Effective March 1, 1998, for an additional 22,658 square feet of Net Rentable Area located on Level 29 @ $15.00 per square foot which equals an additional annual Rent of $339,870 or $28,322.50 per month

    (e) At such time as beneficial occupancy of the space occurs, for an additional 22,298 square feet of Net Rentable Area located on Level 31 @ $15.00 per square foot which equals an additional annual Rent of $334,470 or $27,872.50 per month.

    4. As defined in Paragraph 4 of the Sublease, Sublessee agrees to pay Additional Rent for all additional Net Rentable Areas in the Demised Premises.

    5. The total square feet of Net Rentable Area in the Demised Premises shall increase from 127,439 square feet of Net Rentable Area to 198,722 square feet of Net Rentable Area.

    6. Except as expressly amended hereby, all other items and provisions of the Sublease remain unchanged and continue to be in full force and effect and are hereby ratified and confirmed by Landlord and Tenant and the execution of this amendment shall in no event be deemed to constitute a waiver of any right or claim of either Landlord or Tenant under or by virtue of the Sublease.

     7. This First Amendment may be executed in multiple counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed to be an original, and all of which together shall constitute but one agreement.

     8. The terms of this First Amendment shall control over any conflicts between the terms of the Sublease and this First Amendment.

     9. This First Amendment sets forth all covenants, agreements and understandings between Landlord and Tenant with respect to the subject matter hereof and there are no other covenants, conditions or understandings, either written or oral, between the parties hereto except as set forth in the Sublease and this First Amendment.

     10. Tenant warrants and represents unto Landlord that (i) Tenant is a duly organized and existing legal entity, in good standing in the State of Texas, (ii) Tenant has full right and authority to execute, deliver and perform this Second Amendment; (iii) the person executing this Second Amendment was authorized to do so; and (iv) upon request of Landlord, such person will deliver to Landlord satisfactory evidence of his or her authority to execute this First Amendment on behalf of Tenant.

     11. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Landlord and Tenant have duly caused this Amendment to be executed by their respective representatives, thereunto duly authorized, as of the day and year first above written.

                                  "Landlord"

ATTEST:                           TRANSCONTINENTAL GAS PIPE LINE CORPORATION,
                                    a Delaware corporation

----------------------------      By: /s/ CUBA WADLINGTON JR.
                   Secretary          ------------------------------------------
------------------                Printed: CUBA WADLINGTON JR.
                                           -------------------------------------
                                  Title: Senior Vice President & General Manager
                                         ---------------------------------------
                                  Date:  3-13-98
                                         ---------------------------------------

                                       "Tenant"

                                       WILLIAMS COMMUNICATIONS SOLUTIONS, LLC
ATTEST:                                A Delaware limited liability company


STEVEN E. LINDSTROM                    By:  /s/  B. T. HOPKINSON
-------------------------------           -------------------------------------



Secretary                              Printed:  B. T. Hopkinson
         ----------------------                ---------------------------------



                                       Title:   V.P. and Chief Financial Officer
                                             -----------------------------------


                                       Date:    March 13, 1998
                                             -----------------------------------

STATE OF TEXAS      }
                    } ss.
COUNTY OF HARRIS    }


     Before me, a Notary Public in and for said County and State, on this 13th day of March, 1998, personally appeared Cuba Wadlington, Jr., to me known to be the identical person who subscribed the name of TRANSCONTINENTAL GAS PIPELINE CORPORATION, a Delaware corporation, thereof to the foregoing instrument as its ______ President and acknowledged to me that he/she executed the same as his/her free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                   /s/  HELEN M. DWORSKY
                                   --------------------------------------
                                   Notary Public

[SEAL]



My Commission Expires:


03-24-02
-----------------------------








STATE OF TEXAS      }
                    } ss.
COUNTY OF HARRIS    }


     Before me, a Notary Public in and for said County and State, on this 13th day of March, 1998, personally appeared B. T. Hopkinson, to me known to be the identical person who subscribed the name of Williams Communications Solutions, LLC, a Delaware limited liability company, thereof to the foregoing instrument as its ______ President, and acknowledged to me that he/she executed the same as his/her free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.


                                   [ILLEGIBLE SIGNATURE]
                                   --------------------------------------
                                   Notary Public



My Commission Expires:


07-20-99
-----------------------------






                                      -5-